Amendment No. 1
to the Cooperation Agreement of December 15, 2005
(“Amendment and “Corporation Agreement” respectively)

between

IXI Mobile (R&D) Ltd.
17 Hatidhar St.
Ra’anana 43665
Israel

(herafter mentioned „IXI“)

and

1&1 Internet AG
Elgendorfer Straße 57
56410 Montabaur
Germany

(hereafter mentioned “1&1”)

1.	All capitalized terms in the Amendment shall have the same meaning as in the Corporation Agreement.

2.	Section 10.3 of the Cooperation Agreement dated December 15, 2005 will be deleted and replaced in its entirety as follows:

Amendment No. 1 to the Cooperation Agreement between IXI Mobile (R&D) Ltd. and 1&1 Internet AG	Page 1 of 2

“10.31&1 will have the following options to terminate this Agreement subject to fourteen (14) days written notice prior end of month. In any event of termination under this Section, 1&1 will pay IXI the price of any additional services and/or Products ordered by 1&1 and not yet delivered by IXI:

a)	1 month after the publishing of the advertising for the Products by 1&1 and in any event no later than May 01, 2006;

b)	2 months after the publishing of the advertising for the Products by 1&1 and in any event no later than June 01, 2006.” In that case, 1&1 will pay IXI a non refundable fee of $150,000.

3.Section 1.6.1 will be added to the Cooperation Agreement as follows:
“As of September 30, 2006, the CT-12 device will include an optional feature allowing the GPRS data connection (PDP context activation) to be either “Always On” or “On Demand”. 1&1 will indicate on any purchase order the required option. IXI shall not be obligated to update this feature on the 35,000 devices ordered prior to the date hereof.

Except as expressly stated otherwise herein, the Cooperation Agreement dated December 15, 2005 shall remain in full force and effect.

As agreed by:

February ___, 2006	February ___, 2006

1&1 Internet AG	IXI Mobile (R&D) Ltd.

By:	By:

Name:	Name:

Title:	Title:

Amendment No. 1 to the Cooperation Agreement between IXI Mobile (R&D) Ltd. and 1&1 Internet AG	Page 2 of 2